Amendment

dated February 14, 2013

to the

Fourth Amended and Restated Service Agreement

between

Rydex Series Funds

and Rydex Fund Services, LLC,

dated September 25, 1996,

As Amended

November 15, 2004, August 29, 2005

August 28, 2006, and February 12, 2010

Amendment

to the

FOURTH AMENDED AND RESTATED

SERVICE AGREEMENT

dated September 25, 1996, as amended,

November 15, 2004, August 29, 2005

August 28, 2006 and February 12, 2010

between

RYDEX SERIES FUNDS

and

RYDEX FUND SERVICES, LLC

The following Amendment is made to Section 4 of the Amended and Restated Service Agreement between Rydex Series Funds (the “Trust”) and Rydex Fund Services, LLC (the “Servicer”), as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

Section 4 of the Agreement is amended, effective February 14, 2013, to read as follows:

As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the “Assets”) of each of the Trust’s series for such month as set forth in Schedule VI.

In the event that this Agreement commences on a date other than on the beginning of any calendar month, or if this Agreement terminates on a date other than the end of any calendar month, the fees payable hereunder by the Trust shall be proportionately reduced according to the number of days during such month that services were not rendered hereunder by the Servicer.

Schedule VI

Compensation

As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the “Assets”) of each of the Trust’s series (a “Fund”) for such month:

Fund Name	Investor Class Shares, Advisor Class Shares, A-Class Shares, C-Class Shares, H-Class Shares, Institutional Class Shares and Money Market Class Shares (as applicable)	Y-Class Shares
Government Long Bond 1.2x Strategy Fund	0.20%
U.S. Government Money Market Fund	0.20%
Nova Fund	0.25%
Inverse S&P 500® Strategy Fund	0.25%
NASDAQ-100® Fund	0.25%
Inverse NASDAQ-100® Strategy Fund	0.25%
Inverse Government Long Bond Strategy Fund	0.25%
Europe 1.25x Strategy Fund	0.25%
Russell 2000® 1.5x Strategy Fund	0.25%
Mid-Cap 1.5x Strategy Fund	0.25%
S&P 500® Pure Value Fund	0.25%
S&P 500® Pure Growth Fund	0.25%
S&P MidCap 400® Pure Value Fund	0.25%
S&P MidCap 400® Pure Growth Fund	0.25%
Inverse Mid-Cap Strategy Fund	0.25%
S&P SmallCap 600® Pure Value Fund	0.25%
S&P SmallCap 600® Pure Growth Fund	0.25%
Inverse Russell 2000® Strategy Fund	0.25%
Strengthening Dollar 2x Strategy Fund	0.25%
Weakening Dollar 2x Strategy Fund	0.25%
Banking Fund	0.25%
Basic Materials Fund	0.25%
Biotechnology Fund	0.25%
Consumer Products Fund	0.25%
Electronics Fund	0.25%
Energy Fund	0.25%
Energy Services Fund	0.25%
Financial Services Fund	0.25%
Health Care Fund	0.25%
Internet Fund	0.25%
Leisure Fund	0.25%
Precious Metals Fund	0.25%
Real Estate Fund	0.25%
Retailing Fund	0.25%
Technology Fund	0.25%

Fund Name	Investor Class Shares, Advisor Class Shares, A-Class Shares, C-Class Shares, H-Class Shares, Institutional Class Shares and Money Market Class Shares (as applicable)	Y-Class Shares
Telecommunications Fund	0.25%
Transportation Fund	0.25%
Utilities Fund	0.25%
Commodities Strategy Fund	0.25%
U.S. Long Short Momentum Fund	0.25%
Multi-Hedge Strategies Fund	0.25%
S&P 500® Fund	0.25%
Russell 2000® Fund	0.25%
All-Asset Moderate Strategy Fund	0.25%
All-Asset Conservative Strategy Fund	0.25%
All-Asset Aggressive Strategy Fund	0.25%
Managed Futures Strategy Fund	0.25%	0.20%
High Yield Strategy Fund	0.25%
Inverse High Yield Strategy Fund	0.25%
Japan 2x Strategy Fund	0.25%
Managed Commodities Strategy Fund	0.25%	0.20%
Event Driven and Distressed Strategies Fund	0.25%
International 2x Strategy Fund	0.25%
Inverse International 2x Strategy Fund	0.25%
Emerging Markets 2x Strategy Fund	0.25%
Inverse Emerging Markets 2x Strategy Fund	0.25%
Global Managed Futures Strategy Fund	0.25%
Emerging Markets Bond Strategy Fund	0.25%

Additions are noted in bold

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 14th day of February, 2013.

RYDEX SERIES FUNDS

By:	/s/ Donald C. Cacciapaglia
Name: Title:	Donald C. Cacciapaglia President

RYDEX FUND SERVICES, LLC

By:	/s/ Nikolaos Bonos
Name: Title:	Nikolaos Bonos President and Chief Executive Officer